                                                                  EXECUTION COPY

EXHIBIT 4.8 - INDENTURE RELATING TO THE 10% SENIOR NOTES DUE 2013, DATED AS OF
OCTOBER 27, 2003, BY AND AMONG METALDYNE CORPORATION, EACH OF THE GUARANTORS
NAMED THEREIN, AND THE BANK OF NEW YORK AS TRUSTEE.

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                              Metaldyne Corporation

                     and each of the Guarantors named herein

                              SERIES A AND SERIES B
                            10% SENIOR NOTES DUE 2013

                     ---------------------------------------

                                    INDENTURE

                          Dated as of October 27, 2003

                     ---------------------------------------

                              The Bank of New York
                                     Trustee

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                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                    Indenture Section
310(a)(1)...................................................          7.10
   (a)(2)...................................................          7.10
   (a)(3)...................................................          N.A.
   (a)(4)...................................................          N.A.
   (a)(5)...................................................          7.10
   (b)......................................................          7.10
   (c)......................................................          N.A.
311(a)......................................................          7.11
   (b)......................................................          7.11
   (c)......................................................          N.A.
312(a)......................................................          2.05
   (b)......................................................         12.03
   (c)......................................................         12.03
313(a)......................................................          7.06
   (b)(1)...................................................          N.A.
   (b)(2)...................................................       7.06; 7.07
   (c)......................................................      7.06; 12.02
   (d)......................................................          7.06
314(a)......................................................   4.03;12.02; 12.05
   (b)......................................................          N.A.
   (c)(1)...................................................         12.04
   (c)(2)...................................................         12.04
   (c)(3)...................................................          N.A.
   (d)......................................................          N.A.
   (e)......................................................         12.05
   (f)......................................................          N.A.
315(a)......................................................          7.01
   (b)......................................................       7.05,12.02
   (c)......................................................          7.01
   (d)......................................................          7.01
   (e)......................................................          6.11
316(a)(last sentence).......................................          2.09
   (a)(1)(A)................................................          6.05
   (a)(1)(B)................................................          6.04
   (a)(2)...................................................          N.A.

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                                   ARTICLE 2.
                                    THE NOTES

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

                                   ARTICLE 4.
                                    COVENANTS

Section 4.08    Dividend and Other Payment Restrictions Affecting
                   Subsidiaries..............................................50
Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock...52

                                        i

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.....................62
Section 5.02    Successor Corporation Substituted............................63

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

                                   ARTICLE 7.
                                     TRUSTEE

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant

Section 8.05    Deposited Money and Government Securities to be Held
                   in Trust; Other Miscellaneous Provisions..................75

                                       ii

Section 8.06    Repayment to Company.........................................75
Section 8.07    Reinstatement................................................75

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

                                   ARTICLE 10.
                                 NOTE GUARANTEES

                                   ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01   Satisfaction and Discharge...................................82
Section 11.02   Application of Trust Money...................................82

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01   Trust Indenture Act Controls.................................83
Section 12.02   Notices......................................................83
Section 12.03   Communication by Holders of Notes with Other Holders

Section 12.07   No Personal Liability of Directors, Officers, Employees

                                    EXHIBITS

Exhibit A       FORM OF NOTE
Exhibit B       FORM OF CERTIFICATE OF TRANSFER
Exhibit C       FORM OF CERTIFICATE OF EXCHANGE
Exhibit D       FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
                INVESTOR
Exhibit E       FORM OF NOTE GUARANTEE
Exhibit F       FORM OF SUPPLEMENTAL INDENTURE

                                      iii

          INDENTURE dated as of October 27, 2003 among Metaldyne Corporation, a
Delaware corporation (the "Company"), the Guarantors (as defined) and The Bank of New York, as trustee (the "Trustee").

          The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10% Series A Senior Notes due 2013(the "Series A Notes") and the
10% Series B Senior Notes due 2013 (the "Series B Notes" and, together with the
Series A Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

          "144A Global Note" means a Global Note substantially in the form of
Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend
and deposited with or on behalf of, and registered in the name of, the
Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "Acquired Debt" means, with respect to any specified Person:

               (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

               (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the
Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue
(expressed as a percentage of its principal amount) equal to the Comparable
Treasury Price for such redemption date, plus 50 basis points.

          "Additional Notes" means additional notes (other than the Initial
Notes) issued from time to time under this Indenture in accordance with Sections
2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

          "Advisory Agreement" means that certain monitoring agreement between the Company and Heartland, as in effect on the date of this Indenture, or any amendment or supplement thereto that, taken in its entirety, is no less favorable to the Company than such agreement as in effect on the date of this
Indenture.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control,"
as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms
"controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an

Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

          "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "Asset Sale" means:

               (1) the sale, lease conveyance or other disposition of any assets or rights, other than dispositions in the ordinary course of business;
          provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and the Restricted
          Subsidiaries taken as a whole will be governed by Section 4.14 hereof and/or Section 5.01 hereof and not by Section 4.10 hereof; and

               (2) the issuance of Equity Interests in any of the Restricted
          Subsidiaries or the sale of Equity Interests in any of the Restricted
          Subsidiaries.

          Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

               (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

               (2) a transfer of assets between or among the Company and the
          Restricted Subsidiaries;

               (3) an issuance of Equity Interests by a Subsidiary to the
          Company or to another Restricted Subsidiary or any issuance of directors' qualifying shares;

               (4) the sale or other disposition of cash or Cash Equivalents;

               (5) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary or sales of accounts receivable by any
          Foreign Subsidiary in the ordinary course for financing purposes;

               (6) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

               (7) the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;

               (8) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

               (9) a Restricted Payment or Permitted Investment that is
          permitted by Section 4.07 hereof; and

               (10) any issuance or sale of Equity Interests of any Unrestricted
          Subsidiary.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3)
of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms
"Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

          "Board of Directors" means:

               (1) with respect to a corporation, the board of directors of the corporation;

               (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

               (3) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Broker-Dealer" has the meaning set forth in the Registration Rights
Agreement.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with
GAAP.

          "Capital Stock" means:

               (1) in the case of a corporation, corporate stock;

               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents
          (however designated) of corporate stock;

               (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:

               (1) cash;

               (2) securities issued or directly and fully guaranteed or insured by the United States, British or European Union government or any agency or instrumentality of the United States, British or European
          Union government (provided that the full faith and credit of the
          United States, British or European Union, as applicable, is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

               (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the
          Credit Agreement or with any domestic, British or European Union commercial bank having capital and surplus in excess of $150.0 million;

               (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and
          (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

               (5) commercial paper with a maturity of 365 days or less from the date of acquisition issued by a corporation organized under the laws of any state of the United States of America or the District of
          Columbia or any foreign country recognized by the United States of
          America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation ("S&P") or at least "P-1" by Moody's Investors Service, Inc. ("Moody's") or rated at least an equivalent rating category of another nationally recognized securities rating agency;

               (6) any security, maturing not more than 365 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (3)
          above;

               (7) any security, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by S&P or at least "A" by
          Moody's or rated at least an equivalent rating category of another nationally recognized securities rating agency; and

               (8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)
          through (7) of this definition.

          "Cash Management Obligations" means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services in connection with any automated clearing house transfers of funds or any similar transaction.

          "Change of Control" means the occurrence of any of the following:

               (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section
          13(d)(3) of the Exchange Act) other than a Principal;

               (2) the adoption of a plan relating to the liquidation or
          dissolution of the Company;

               (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals or a
          Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

               (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Clearstream" means Clearstream Banking, S.A.

          "Company" means Metaldyne Corporation, and any and all successors thereto.

          "Comparable Treasury Issue" means the United States Treasury Security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the
Notes.

          "Comparable Treasury Price" means with respect to any redemption date:

               (1) the average of the bid and asked prices for the Comparable
          Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government
          Securities;" or

               (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury
          Dealer Quotations or (B) if the Trustee obtains fewer than three such
          Reference Treasury Dealer Quotations, the average of all such
          Quotations.

          "Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

               (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

               (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated
          Net Income; plus

               (3) consolidated interest expense of such Person and its
          Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers'
          acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

               (4) the loss on Qualified Receivables Transactions; plus

               (5) dividends on preferred stock or accretion of discount on preferred stock to the extent reducing Consolidated Net Income; plus

               (6) depreciation, amortization (including amortization of
          goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net
          Income; minus

               (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

               (8) non-cash gains or losses resulting from fluctuations in currency exchange rates will be excluded; plus

               (9) the disposition of any securities or the extinguishment of any Indebtedness will be excluded;

          in each case, on a consolidated basis and determined in accordance with GAAP; provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from
          Consolidated Net Income to compute Fixed Charge Coverage Ratio only to the extent (and in the same proportion) that the net income of such
          Restricted Subsidiary was included in calculating Consolidated Net
          Income.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its
Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

               (1) the Net Income of any Person that is not a Restricted
          Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted
          Subsidiary of the Person;

               (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
          provided, that if the Net Income of a Foreign Subsidiary for any period would be excluded from the Consolidated Net Income of the
          Company for such period under this clause (2) solely due to the effect of a restriction on the payment of dividends or similar distributions by such Foreign Subsidiary under the terms of Indebtedness of such
          Foreign Subsidiary incurred in accordance with the terms of this
          Indenture (including if such Indebtedness incurrence is being tested), such Net Income shall not be excluded from such Consolidated Net
          Income if (x) the ratio of Consolidated Cash Flow of such Foreign
          Subsidiary to the Fixed Charges of such Foreign Subsidiary, determined at the time of the incurrence of such Indebtedness, was at least 2.0 to 1.0, and (y) the Consolidated Cash Flow of such Foreign Subsidiary for the period under determination exceeds the Fixed Charges of such

          Foreign Subsidiary for such period;

               (3) the Net Income of any Person acquired in a pooling of
          interests transaction for any period prior to the date of such acquisition will be excluded; and

               (4) the cumulative effect of a change in accounting principles will be excluded.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

               (1) was a member of such Board of Directors on the date of this
          Indenture; or

               (2) was nominated for election or elected to such Board of
          Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or designated as a Director under the Shareholders Agreement.

          "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street,
New York, New York 10286, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor
Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Credit Agreement" means that certain Credit Agreement, dated as of
November 28, 2000, as amended and restated as of June 20, 2002, as amended as of
July 15, 2003, by and among the Company, certain of its subsidiaries and JP
Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent and collateral agent, Credit Suisse First Boston LLC, as syndication agent, Comerica Bank, as documentation agent, National City Bank, as documentation agent, Bank One, N.A., as documentation agent, and the other lenders party thereto, as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increases in amount permitted by this Indenture).

          "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of
Receivables to such lenders or to special purpose entities formed to borrow from such lenders against such Receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of
Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital
Stock that would constitute Disqualified Stock solely because the holders of the
Capital Stock have the right to require the Company to repurchase such Capital
Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. Disqualified Stock shall not include the existing restricted stock obligations of the Company and the Existing Preferred Stock.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United
States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means a primary sale of Capital Stock of the Company or, to the extent the net cash proceeds thereof are paid to the Company as a capital contribution, Capital Stock for cash to a Person or Persons other than a
Subsidiary of the Company.

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the
Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

          "Exchange Offer" has the meaning set forth in the Registration Rights
Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means the Indebtedness of the Company and its
Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

          "Existing Preferred Stock" means the issued and outstanding series of preferred stock of the Company as of the date of this Indenture.

          "Fixed Charge Coverage Ratio" means with respect to any specified
Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such
Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, repays, repurchases, redeems, defeases or otherwise retires any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge
Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the
"Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, repayment, repurchase, redemption, defeasance or other retirement of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

               (1) acquisitions of a business or operations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation
          Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash
          Flow for such reference period will be calculated on a pro forma basis determined in good faith by a responsible financial or accounting officer of the Company (and such calculations may include such pro forma adjustments for non-recurring items that the Company considers reasonable in order to reflect the ongoing impact of any such transaction on the Company's results of operations), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

               (2) the Consolidated Cash Flow attributable to discontinued
          operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

               (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its
          Restricted Subsidiaries following the Calculation Date.

          "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

               (1) the consolidated interest expense of such Person and its
          Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging
          Obligations, to the extent deducted in computing Consolidated Net
          Income; provided, however, that with respect to any Restricted
          Subsidiary that is not a Wholly-Owned Subsidiary, if the Consolidated
          Cash Flow of such Restricted Subsidiary for such period is greater than or equal to such consolidated interest expense of such Restricted
          Subsidiary for such period, then such Person shall only include the consolidated interest expense of such Restricted Subsidiary to the extent of the equity ownership of such Person in such Restricted
          Subsidiary (calculated in accordance with Section 13(d) of the
          Exchange Act); plus

               (2) the consolidated interest of such Person and its Restricted
          Subsidiaries that was capitalized during such period, to the extent deducted in computing Consolidated Net Income; plus

               (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted
          Subsidiaries, whether or not such Guarantee or Lien is called upon;
          plus

               (4) the loss on Qualified Receivables Transactions; plus

               (5) all dividends, whether paid in cash, assets or securities on any series of preferred stock of the Company or any Restricted
          Subsidiary, other than dividends on Equity Interests payable solely in
          Equity Interests of the Company or a Guarantor (other than
          Disqualified Stock) or to the Company or a Restricted Subsidiary;

          excluding, to the extent included in such consolidated interest expense, any of the foregoing items of any Person acquired by the
          Company or a Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction.

          "Foreign Subsidiary" means a Restricted Subsidiary that is not a
Domestic Subsidiary and that is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Global Notes" means, individually and collectively, each of the
Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3),
2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the
United States pledges its full faith and credit.

          "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "Guarantors" means each of:

               (1) the Domestic Subsidiaries of the Company as of the date of this Indenture, other than the Receivables Subsidiary; and

               (2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

                                       10

          and their respective successors and assigns.

          "Heartland" means Heartland Industrial Partners, L.P., a Delaware limited partnership, and its successors.

          "Hedging Obligations" means, with respect to any Person, all
Obligations of such Person in respect of:

               (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

               (2) other agreements or arrangements designed to protect such
          Person against fluctuations in interest rates, commodity prices or currency risks incurred in the ordinary course of business.

          "Holder" means a Person in whose name a Note is registered.

          "IAI Global Note" means a Global Note substantially in the form of
Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend
and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

               (1) in respect of borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3) in respect of banker's acceptances;

               (4) representing Capital Lease Obligations;

               (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or non-competition or trade name licensing arrangements on customary terms entered into in connection with an acquisition; or

               (6) representing any Hedging Obligations,

                    if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP (but not by reason of a change in GAAP or in the application of GAAP following the initial creation of the liability). In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such
          Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any
          Indebtedness of any other Person.

               The amount of any Indebtedness outstanding as of any date will be:

                                       11

               (1) the accreted value of the Indebtedness, in the case of any
          Indebtedness issued with original issue discount; and

               (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means the first $150,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

          "Initial Purchasers" means Credit Suisse First Boston LLC, Deutsche
Bank Securities Inc. and J.P. Morgan Securities Inc.

          "Institutional Accredited Investor" means an institution that is an
"accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the
Securities Act, who are not also QIBs.

          "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity
Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a
Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the
Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a
Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in

                                       12

connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 2(d) of the Registration Rights Agreement.

          "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

               (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:

                    (a) any Asset Sale; or

                    (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any
          Indebtedness of such Person or any of its Restricted Subsidiaries; and

               (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

          "Net Proceeds" means the aggregate cash proceeds received by the
Company or any of its Restricted Subsidiaries in respect of any Asset Sale
(including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than
Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with
GAAP.

          "New Castle Preferred Stock" means the series of preferred stock (not constituting Disqualified Stock) to be issued in connection with the Company's acquisition of the balance of the equity and preferred interests in NC-M Chassis
Systems, LLC on substantially the terms described in the offering circular for the notes or such other terms that, taken as a whole, are not more materially disadvantageous to the holder of notes.

          "Non-Guarantor Subsidiaries" means MTSPC, Inc. and any other
Receivables Subsidiary, each Foreign Subsidiary and Domestic Subsidiary not required to provide Guarantees under the Credit Agreement.

          "Non-Recourse Debt" means Indebtedness:

               (1) as to which neither the Company nor any of the Restricted
          Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute
          Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                                       13

               (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the
          Notes) of the Company or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the
          Indebtedness to be accelerated or payable prior to its stated
          maturity; and

               (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of the Restricted Subsidiaries.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Note Guarantee" or "Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

          "Notes" has the meaning assigned to it in the preamble to this
Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the
Board, the Chief Executive Officer, the President, the Chief Operating Officer,
the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the
Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the
Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any
Subsidiary of the Company or the Trustee.

          "Participant" means, with respect to the Depositary, Euroclear or
Clearstream, a Person who has an account with the Depositary, Euroclear or
Clearstream, respectively (and, with respect to DTC, shall include Euroclear and
Clearstream).

          "Permitted Acquired Investment" means any Investment by any Person
(the "Subject Person") in another Person made prior to the time:

               (1) the Subject Person became a Restricted Subsidiary,

               (2) the Subject Person merged into or consolidated with a
          Restricted Subsidiary, or

               (3) another Restricted Subsidiary merged into or was consolidated with the Subject Person (in a transaction in which the Subject Person became a Restricted Subsidiary),

                                       14

provided, that such Investment was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments
(other than those referred to in clause (14) of the definition thereof)) do not exceed 5% of the Consolidated Assets of the Subject Person immediately prior to the Subject Person becoming a Restricted Subsidiary.

          "Permitted Group" means any group of investors that is deemed to be a
"person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to an underwritten initial public offering of common stock of the
Company, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that no single Person
(other than the Principals) Beneficially Owns (together with its Affiliates)
more of the Voting Stock of the Company that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals in the aggregate.

          "Permitted Investments" means:

               (1) any Investment in the Company or in a Restricted Subsidiary
     of the Company;

               (2) any Investment in Cash Equivalents;

               (3) any Investment by the Company or any Subsidiary of the
     Company in a Person, if as a result of such Investment:

                    (a) such Person becomes a Restricted Subsidiary of the
          Company; or

                    (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the
          Company;

               (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

               (5) any acquisition of assets to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the
     Company;

               (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

               (7) Hedging Obligations;

               (8) lease, utility and other similar deposits in the ordinary course of business;

               (9) Investments existing on the date of this Indenture;

               (10) loans or advances to employees for purposes of purchasing
     Capital Stock of the Company in an aggregate amount outstanding at any one time not to exceed $7.5 million and other loans and advances to employees of the Company and its Subsidiaries in the ordinary course of business and on terms consistent with practices in effect prior to the date of this
     Indenture, including travel, moving and other like advances;

                                       15

               (11) loans or advances to vendors or contractors of the Company in the ordinary course of business and consistent with past practices;

               (12) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving the Company or its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (12), less any return of capital realized or any repayment of principal received on such Permitted
     Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in Permitted Investments made pursuant to this clause (12)), does not exceed 2.5% of the Company's Consolidated Assets);

               (13) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such
     Qualified Receivables Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any
     Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; and

               (14) Permitted Acquired Investments.

     "Permitted Liens" means:

               (1) Liens to secure (i) Indebtedness of the Company and any
     Guarantor under the Credit Agreement or any other Credit Facilities or to secure Indebtedness of a Restricted Subsidiary that is not a Guarantor; and
     (ii) Indebtedness and related Obligations of the Company and any Restricted
     Subsidiary Incurred pursuant to clause (17) of the second paragraph of
     Section 4.09 hereof and any refinancing thereof;

               (2) Liens in favor of the Company or the Guarantors;

               (3) Liens on property of a Person existing at the time such
     Person is merged with or into or consolidated with the Company or any
     Subsidiary of the Company; provided that such Liens do not secure any
     Indebtedness or other Obligations of the Company or its Restricted
     Subsidiaries;

               (4) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; provided, further, that such Liens do not secure any
     Indebtedness or other Obligations of the Company or its Restricted
     Subsidiaries;

               (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

               (6) Liens to secure Indebtedness (including Capital Lease
     Obligations) and related Obligations permitted by clause (4) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness;

               (7) Liens existing on the date of this Indenture;

               (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                                       16

               (9) Liens on assets of the Company or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction and Liens on cash, cash equivalents, accounts receivable and related intangibles;

               (10) Liens on Equity Interests and other securities or
     obligations of an Unrestricted Subsidiary;

               (11) Liens replacing any of the items set forth in clauses (1),
     (3), (4) and (7) above, provided, that (A) the principal amount of the
     Indebtedness secured by such Liens shall not be increased (except with respect to premiums or other payments paid in connection with a concurrent
     Refinancing of such Indebtedness and the expenses incurred in connection therewith), (B) such Liens shall be limited to the property or assets encumbered by the Lien so replaced and (C) the principal amount of the
     Indebtedness secured by such Liens, determined as of the date of incurrence, has a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced or repaid;

               (12) Liens encumbering cash proceeds (or securities purchased therewith) from Indebtedness permitted to be incurred pursuant to Section
     4.09 hereof which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to the Company or a Restricted Subsidiary or returned to the creditors with respect to such Indebtedness, provided, that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

               (13) Liens (including extensions, renewals and replacements thereof) upon property or assets created for the purpose of securing
     Indebtedness incurred to finance or Refinance the cost (including the cost of construction) of such property or assets, provided, that (A) the principal amount of the Indebtedness secured by such Lien does not exceed
     100% of the cost of such property or assets, (B) such Lien does not extend to or cover any property or assets other than the property or assets being financed or Refinanced by such Indebtedness and any improvements thereon, and (C) the Incurrence of such Indebtedness is permitted by Section 4.09 hereof;

               (14) Liens securing Indebtedness and other Obligations of Foreign
     Subsidiaries permitted to be incurred under Section 4.09 hereof;

               (15) Liens (other than Liens securing Indebtedness expressly subordinated in right of payment to the Notes or the Guarantees) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of the Company and its Restricted Subsidiaries
     secured by Liens and not listed in clauses (1) through (14) above or (16)
     through (28) below, does not exceed 5% (or 10% following a Rating Event as such term is defined in Section 4.18) of the Consolidated Assets of the
     Company;

               (16) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any
     Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                                       17

               (17) judgment Liens not accompanied by an Event of Default of the type described in clause (6) under Section 6.01 hereof arising from such judgment;

               (18) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted
     Subsidiaries;

               (19) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided, that such Liens do not extend to any property or assets which is not leased property subject to such lease;

               (20) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

               (21) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof,

               (22) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

               (23) leases or subleases granted to others not interfering in any material respect with the business of the Company or the Restricted
     Subsidiaries;

               (24) Liens securing Hedging Obligations;

               (25) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

               (26) Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry; and

               (27) Liens arising from filing Uniform Commercial Code Financing statements regarding leases; and

               (28) Liens on Cash Management Obligations secured under the same security agreement that secures Obligations under the Credit Agreement.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the
Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries
(other than intercompany Indebtedness); provided that:

               (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                                       18

               (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average
          Life to Maturity equal to or greater than the Weighted Average Life to
          Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

               (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (4) such Indebtedness is incurred either by the Company, a
          Guarantor or by the Restricted Subsidiary who is the obligor on the
          Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          "Principals" means Heartland and any of its affiliates.

          "Private Placement Legend" means the legend set forth in Section
2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the
Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the
Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Recapitalization Agreement" means that certain recapitalization agreement dated August 1, 2000 between MascoTech, Inc. (now known as the
Company) and Riverside Company LLC, as amended.

          "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.
"Receivables" shall include the indebtedness and payment obligations of any
Person to the Company or a Subsidiary arising from a sale of merchandise or services by the Company or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of the Company's or such
Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any

                                       19

collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

          "Receivables Facility" means the Receivables Transfer Agreement, dated as of November 28, 2000, as amended from time to time, by and among MTSPC, Inc.,
Metaldyne Corporation, JP Morgan Chase Bank, and the other parties named therein.

          "Receivables Subsidiary" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of
Obligations (other than the principal of, and interest on, Indebtedness)
pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables
Transaction), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of
"Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, limited repurchase obligations and indemnities entered into in the ordinary course of business in connection with a Qualified
Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such
Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such
Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of
Directors (which resolution shall be conclusive) of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors; provided, however, that if Credit Suisse First Boston LLC shall cease to be a primary U.S. government securities dealer in New York City (a
"Primary Treasury Dealer"), the Company shall substitute therefor another primary U.S. government securities dealer to be the Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to any redemption date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference
Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          "Refinance" means, with respect to any security or Indebtedness, a renewal, extension, refinancing, replacement, amendment, restatement or refunding of such security or Indebtedness, and shall include any successive
Refinancing of any of the foregoing. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the sum of (a) the redemption price of such note on November 1, 2008 and (b) the remaining scheduled payments of

                                       20

interest thereon that would be due on or prior to November 1, 2008 (but after the related redemption date but for such redemption); provided, however, that if such redemption date is not an interest payment date on the Notes, the amount of the next succeeding scheduled interest payment on the Notes to be redeemed will be reduced by the amount of interest accrued on those Notes to such redemption date.

          "Registration Rights Agreement" means the Registration Rights
Agreement, dated as of the date hereof, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and with respect to any
Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional
Notes under the Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Global Note bearing the Private
Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any
successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the
Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the
Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private
Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted
Investment.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shareholder Agreement" means that certain shareholders agreement by and among Heartland, Credit Suisse First Boston Equity Partners, L.P., Masco
Corporation, Richard Manoogian, their various affiliates and certain other stockholders of the Company relating to their ownership in the Company.

                                       21

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Stock Purchase Agreement" means that certain stock purchase agreement, dated May 17, 2002, by and among the Company, TriMas and Heartland under which Heartland and other investors will acquire a majority of the common stock of the Company.

          "Subordinated Notes" means the 11% Senior Subordinated Notes due 2012 issued by the Company on June 20, 2002.

          "Subordinated Note Indenture" means the indenture, dated as of June
20, 2002, by and among the Company, the guarantors party thereto and the
Trustee, pursuant to which the Subordinated Notes were issued.

          "Subsidiary" means, with respect to any specified Person:

               (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital
          Stock entitled (without regard to the occurrence of any contingency)
          to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);
          and

               (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections
77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TriMas" means TriMas Corporation, a Delaware corporation.

          "TriMas Corporate Services Agreement" means that certain corporate services agreement by and between the Company and TriMas pursuant to which the
Company and its subsidiaries will provide management information systems, legal, tax, accounting, human resources and other support services to TriMas.

          "TriMas Shareholders Agreement" means that certain shareholders agreement by and among TriMas, Heartland, Metaldyne Company LLC and other investors party thereto relating to their ownership in TriMas.

                                       22

          "Trustee" means the party named as such in the preamble to this
Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private
Placement Legend.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a
Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any
Restricted Subsidiary of the Company unless the terms of all such agreements, contracts, arrangements or understandings are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from
Persons who are not Affiliates of the Company.

          Any designation of a Subsidiary of the Company as an Unrestricted
Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an
Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted
Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.
The Board of Directors of the Company may at any time designate any Unrestricted
Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the
Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under
Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no
Default or Event of Default would be in existence following such designation.

          "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the
Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of
Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any
Indebtedness at any date, the number of years obtained by dividing:

               (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

               (2) the then outstanding principal amount of such Indebtedness.

                                       23

          "Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

                                                                      Defined in
Term                                                                    Section
----                                                                  ----------
"Affiliate Transaction"............................................      4.11
"Asset Sale Offer".................................................      3.09
"Authentication Order".............................................      2.02
"Capital Spending" ................................................      4.09
"Change of Control Offer"..........................................      4.14
"Change of Control Payment"........................................      4.14
"Change of Control Payment Date"...................................      4.14
"Covenant Defeasance"..............................................      8.03
"DTC"..............................................................      2.03
"Event of Default".................................................      6.01
"Excess Proceeds"..................................................      4.10
"incur"............................................................      4.09
"Legal Defeasance".................................................      8.02
"Offer Amount".....................................................      3.09
"Offer Period".....................................................      3.09
"Paying Agent".....................................................      2.03
"Permitted Debt"...................................................      4.09
"Purchase Date"....................................................      3.09
"Registrar"........................................................      2.03
"Restricted Payments"..............................................      4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the
Note Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                                       24

Section 1.04 Rules of Construction.

          Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) "will" shall be interpreted to express a command;

               (6) provisions apply to successive events and transactions; and

               (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating.

          (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the
Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of
Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions
Governing Use of Euroclear" and the

                                       25

"General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of
Clearstream will be applicable to transfers of beneficial interests in the
Regulation S Global Notes that are held by Participants through Euroclear or
Clearstream.

Section 2.02 Execution and Authentication.

          One Officer must sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

          A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

          On the Issue Date, the Trustee shall, upon written order of the
Company signed by an Officer (an "Authentication Order"), authenticate the
Initial Notes for original issue up to $150,000,000 in aggregate principal amount and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes and Exchange
Notes for original issue in an aggregate principal amount specified in such
Authentication Order.

          The Trustee may appoint an authenticating agent acceptable to the
Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an
Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

          The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The
Registrar will keep a register of the Notes and of their transfer and exchange.
The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term
"Paying Agent" includes any additional paying agent. The Company may change any
Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this
Indenture. If the Company fails to appoint or maintain another entity as
Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and
Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

          The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of
Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying
Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon

                                       26

payment over to the Trustee, the Paying Agent (if other than the Company or a
Subsidiary) will have no further liability for the money. If the Company or a
Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the
Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

          The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven
Business Days before each interest payment date and at such other times as the
Trustee may request in writing, a list in such form and as of such date as the
Trustee may reasonably require of the names and addresses of the Holders of
Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be
transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the
Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

               (1) the Company delivers to the Trustee notice from the
          Depositary that it is unwilling or unable to continue to act as
          Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

               (2) the Company in its sole discretion determines that the Global
          Notes (in whole but not in part) should be exchanged for Definitive
          Notes and delivers a written notice to such effect to the Trustee.

          Upon the occurrence of either of the preceding events in (1) or (2)
above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global
Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this
Indenture and the Applicable Procedures. Beneficial interests in the Restricted
Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (1) Transfer of Beneficial Interests in the Same Global Note.
          Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a

                                       27

          beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement
          Legend; provided, however, that prior to the expiration of the
          Restricted Period, transfers of beneficial interests in the Regulation
          S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to
          Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

               (2) All Other Transfers and Exchanges of Beneficial Interests in
          Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the
          Registrar either:

                    (A) both:

                         (i) a written order from a Participant or an Indirect
                    Participant given to the Depositary in accordance with the
                    Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
                    Note in an amount equal to the beneficial interest to be
                    transferred or exchanged; and

                         (ii) instructions given in accordance with the
                    Applicable Procedures containing information regarding the
                    Participant account to be credited with such increase; or

                    (B) both:

                         (i) a written order from a Participant or an Indirect
                    Participant given to the Depositary in accordance with the
                    Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the
                    beneficial interest to be transferred or exchanged; and

                         (ii) instructions given by the Depositary to the
                    Registrar containing information regarding the Person in
                    whose name such Definitive Note shall be registered to
                    effect the transfer or exchange referred to in (1) above.
                    Upon consummation of an Exchange Offer by the Company in
                    accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been
                    satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the
                    Holder of such beneficial interests in the Restricted Global
                    Notes. Upon satisfaction of all of the requirements for
                    transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise
                    applicable under the Securities Act, the Trustee shall
                    adjust the principal amount of the relevant Global Note(s)
                    pursuant to Section 2.06(h) hereof.

               (3) Transfer of Beneficial Interests to Another Restricted Global
          Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the
          Registrar receives the following:

                                       28

                    (A) if the transferee will take delivery in the form of a
               beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the transferee will take delivery in the form of a
               beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C) if the transferee will take delivery in the form of a
               beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (4) Transfer and Exchange of Beneficial Interests in a Restricted
          Global Note for Beneficial Interests in an Unrestricted Global Note. A
          beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global
          Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section
          2.06(b)(2) above and:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights
               Agreement and the holder of the beneficial interest to be
               transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of
               Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii)
               a Person who is an affiliate (as defined in Rule 144) of the
               Company;

                    (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights
               Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the
               Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (i) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global
                    Note, a certificate from such holder in the form of Exhibit
                    C hereto, including the certifications in item (1)(a)
                    thereof; or

                         (ii) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global
                    Note, a certificate from such holder in the form of Exhibit
                    B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the
               Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the
               Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

                                       29

               Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D)
above at a time when an Unrestricted Global Note has not yet been issued, the
Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more
Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

               (1) Beneficial Interests in Restricted Global Notes to Restricted
          Definitive Notes. If any holder of a beneficial interest in a
          Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a
          Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a
               QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
               (1) thereof;

                    (C) if such beneficial interest is being transferred to a
               Non-U.S. Person in an offshore transaction in accordance with
               Rule 903 or Rule 904, a certificate to the effect set forth in
               Exhibit B hereto, including the certifications in item (2)
               thereof;

                    (D) if such beneficial interest is being transferred
               pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the
               certifications in item (3)(a) thereof;

                    (E) if such beneficial interest is being transferred to an
               Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto,
               including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such beneficial interest is being transferred to the
               Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such beneficial interest is being transferred
               pursuant to an effective registration statement under the
               Securities Act, a certificate to the effect set forth in Exhibit
               B hereto, including the certifications in item (3)(c) thereof,

                                       30

the Trustee shall cause the aggregate principal amount of the applicable Global
Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the
Company shall execute and the Trustee shall authenticate and deliver to the
Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the
Registrar through instructions from the Depositary and the Participant or
Indirect Participant. The Trustee shall deliver such Definitive Notes to the
Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (2) Beneficial Interests in Restricted Global Notes to
          Unrestricted Definitive Notes. A holder of a beneficial interest in a
          Restricted Global Note may exchange such beneficial interest for an
          Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted
          Definitive Note only if:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights
               Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (i) a Broker-Dealer, (ii) a Person participating in the
               distribution of the Exchange Notes or (iii) a Person who is an
               affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights
               Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the
               Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (i) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the
                    Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                         (ii) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private
                    Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
                    (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the
               Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the
               Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
               Securities Act.

                                       31

               (3) Beneficial Interests in Unrestricted Global Notes to
          Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive
          Note, then, upon satisfaction of the conditions set forth in Section
          2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or
          denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private
          Placement Legend.

          (d) Transfer and Exchange of Definitive Notes for Beneficial
Interests.

               (1) Restricted Definitive Notes to Beneficial Interests in
          Restricted Global Notes. If any Holder of a Restricted Definitive Note
          proposes to exchange such Note for a beneficial interest in a
          Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the
          Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a
               Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the
               certifications in item (1) thereof;

                    (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)
               thereof;

                    (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the
               certifications in item (3)(a) thereof;

                    (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an
               exemption from the registration requirements of the Securities
               Act other than those listed in subparagraphs (B) through (D)
               above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the
               certifications in item (3)(b) thereof; or

                                       32

                    (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the
               Securities Act, a certificate to the effect set forth in Exhibit
               B hereto, including the certifications in item (3)(c) thereof,

               the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global
               Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

               (2) Restricted Definitive Notes to Beneficial Interests in
          Unrestricted Global Notes. A Holder of a Restricted Definitive Note
          may exchange such Note for a beneficial interest in an Unrestricted
          Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an
          Unrestricted Global Note only if:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights
               Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the
               applicable Letter of Transmittal that it is not (i) a
               Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights
               Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the
               Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (i) if the Holder of such Definitive Notes proposes to
                    exchange such Notes for a beneficial interest in the
                    Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                         (ii) if the Holder of such Definitive Notes proposes to
                    transfer such Notes to a Person who shall take delivery
                    thereof in the form of a beneficial interest in the
                    Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the
               Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the
               Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
               Securities Act.

               Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive
          Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                                       33

               (3) Unrestricted Definitive Notes to Beneficial Interests in
          Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note
          may exchange such Note for a beneficial interest in an Unrestricted
          Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an
          Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable
          Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
          (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an
          Authentication Order in accordance with Section 2.02 hereof, the
          Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive
          Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes.
Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the
Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section
2.06(e).

               (1) Restricted Definitive Notes to Restricted Definitive Notes.
          Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a
          Restricted Definitive Note if the Registrar receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a
               certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the transfer will be made pursuant to Rule 903 or
               Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof; and

                    (C) if the transfer will be made pursuant to any other
               exemption from the registration requirements of the Securities
               Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if
               applicable.

               (2) Restricted Definitive Notes to Unrestricted Definitive Notes.
          Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or
          Persons who take delivery thereof in the form of an Unrestricted
          Definitive Note if:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights
               Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the
               applicable Letter of Transmittal that it is not (i) a
               broker-dealer, (ii) a Person participating in the distribution

                                       34

               of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights
               Agreement;

                    (C) any such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in
               accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (i) if the Holder of such Restricted Definitive Notes
                    proposes to exchange such Notes for an Unrestricted
                    Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                    (1)(d) thereof; or

                         (ii) if the Holder of such Restricted Definitive Notes
                    proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive
                    Note, a certificate from such Holder in the form of Exhibit
                    B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the
               Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private
               Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3) Unrestricted Definitive Notes to Unrestricted Definitive
          Notes. A Holder of Unrestricted Definitive Notes may transfer such
          Notes to a Person who takes delivery thereof in the form of an
          Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted
          Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

               (1) one or more Unrestricted Global Notes in an aggregate
          principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange
          Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

               (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive
          Notes accepted for exchange in the Exchange Offer.

          Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive
Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                                       35

          (g) Legends. The following legends will appear on the face of all
Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (1) Private Placement Legend.

                    (A) Except as permitted by subparagraph (B) below, each
               Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT
FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE
"SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE
TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION
THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF
THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF
THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE
MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED
STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED
INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED
STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE
SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN
INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT, (V) TO THE ISSUERS OR ANY OF THEIR
SUBSIDIARIES OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY
APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER
WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS
NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                    (B) Notwithstanding the foregoing, any Global Note or
               Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2),
               (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section
               2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

               (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS
GLOBAL NOTE MAY BE DELIVERED TO THE

                                       36

TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS
GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN
CONSENT OF METALDYNE CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for
Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive
Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the
Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the
Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

               (1) To permit registrations of transfers and exchanges, the
          Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

               (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to
          Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof). The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (3) All Global Notes and Definitive Notes issued upon any
          registration of transfer or exchange of Global Notes or Definitive
          Notes will be the valid obligations of the Company,

                                       37

          evidencing the same debt, and entitled to the same benefits under this
          Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (4) The Company will not be required:

                    (A) to issue, to register the transfer of or to exchange any
               Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                    (B) to register the transfer of or to exchange any Note
               selected for redemption in whole or in part, except the
               unredeemed portion of any Note being redeemed in part; or

                    (C) to register the transfer of or to exchange a Note
               between a record date and the next succeeding interest payment date.

               (5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the
          Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (6) The Trustee will authenticate Global Notes and Definitive
          Notes in accordance with the provisions of Section 2.02 hereof.

               (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
          2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an
Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the
Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the
Trustee in accordance with the provisions hereof, and those described in this
Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the
Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section
3.07(c) hereof.

                                       38

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an
Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such
Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

          In determining whether the Holders of the required principal amount of
Notes have concurred in any direction, waiver or consent, Notes owned by the
Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the
Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

          Until certificates representing Notes are ready for delivery, the
Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary notes. Temporary notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the
Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary notes.

          Holders of temporary notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any
Notes surrendered to them for registration of transfer, exchange or payment. The
Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirement of the Exchange
Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                       39

Section 2.13 CUSIP Numbers.

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers'
Certificate setting forth:

               (1) the clause of this Indenture pursuant to which the redemption shall occur;

               (2) the redemption date;

               (3) the principal amount of Notes to be redeemed; and

               (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

               (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

               (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

          In the event of partial redemption or purchase by lot, the particular
Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

          The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such
Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

                                       40

Section 3.03 Notice of Redemption.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose
Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

          The notice will identify the Notes to be redeemed (including the CUSIP or ISIN number) and will state:

               (1) the redemption date;

               (2) the redemption price;

               (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

               (4) the name and address of the Paying Agent;

               (5) that Notes called for redemption must be surrendered to the
          Paying Agent to collect the redemption price;

               (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
          and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the
Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

          Prior to 10:00 a.m. (Eastern Standard Time) on the redemption or purchase price date, the Company will deposit with the Trustee or with the
Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or

                                       41

purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the
Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.
If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

          Upon surrender of a Note that is redeemed or purchased in part, the
Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

          (a) The Notes will not be subject to any redemption at the option of the Company except as set forth in the following paragraphs.

          (b) The Notes may be redeemed, in whole part or in part, at any time prior to November 1, 2008 at the option of the Company upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to, as determined by the
Reference Treasury Dealer, the sum of the present values of the Remaining
Schedule Payments discounted to the redemption date on a semiannual basis
(assuming a 360-day year consisting of twelve 30-day months) at the Adjusted
Treasury Rate, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption.

          (c) At any time prior to November 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity
Offerings; provided that:

               (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

               (2) the redemption must occur within 120 days of the date of the closing of such Equity Offering.

          (d) After November 1, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the

                                       42

applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year                     Percentage
----                     ----------
2008..................    105.000%
2009..................    103.333%
2010..................    101.667%
2011 and thereafter...    100.000%

          (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

          The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

          In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale
Offer"), it will follow the procedures specified below.

          The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business
Days after the termination of the Offer Period (the "Purchase Date"), the
Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of
Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any
Notes so purchased will be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and
Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale
Offer.

          Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale
Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

               (1) that the Asset Sale Offer is being made pursuant to this
          Section 3.09 and Section 4.10 hereof and the length of time the Asset
          Sale Offer will remain open;

               (2) the Offer Amount, the purchase price and the Purchase Date;

               (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                                       43

               (4) that, unless the Company defaults in making such payment, any
          Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

               (5) that Holders electing to have a Note purchased pursuant to an
          Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

               (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the
          Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the
          Purchase Date;

               (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer
          Amount, the Company will select the Notes and other pari passu
          Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the
          Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

               (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the
Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale
Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent,
as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of
Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

                                       44

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all
Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and
Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, the City of
New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the
Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the
Company of its obligation to maintain an office or agency in the Borough of
Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the
Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

Section 4.03 Reports.

          (a) Whether or not required by rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of
Notes, within the time periods specified in the SEC's rules and regulations:

               (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

               (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In

                                       45

addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports
(unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

          In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4)
under the Securities Act. The Company will at all times comply with TIA Section
314(a).

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04 Compliance Certificate.

          (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate, one of the signers of which is the chief executive, chief principal or chief accounting officer, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the
American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such

                                       46

accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

          The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the
Company and each of the Guarantors (to the extent that it may lawfully do so)
hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

          (a) The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly:

               (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted
          Subsidiaries) or to the direct or indirect holders of the Company's
          Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified
          Stock) of the Company or to the Company or a Restricted Subsidiary of
          the Company);

               (2) purchase, redeem or otherwise acquire or retire for value
          (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the
          Company;

               (3) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note
          Guarantees, except a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement; or

               (4) make any Restricted Investment

                                       47

(all such payments and other actions set forth in these clauses (1) through (4)
above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

               (2) the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least
          $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage
          Ratio test set forth in the first paragraph of Section 4.09 hereof;
          and

               (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its
          Restricted Subsidiaries after the date of this Indenture (excluding
          Restricted Payments permitted by clauses (2), (3), (4), (9) and, to the extent reducing Consolidated Net Income, (10), (12) and (13) of paragraph (b) below), is less than the sum, without duplication, of:

                    (A) 50% of the Consolidated Net Income of the Company for
               the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this
               Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net
               Income for such period is a deficit, less 100% of such deficit), plus

                    (B) 100% of the aggregate net proceeds received by the
               Company since the date of this Indenture, including the fair market value of property other than cash (determined in good faith by the Board of Directors), as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or
               convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests
               (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), provided, that
               (1) any such net proceeds received, directly or indirectly, by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination and (2) any net proceeds received in a form other than cash (other than on conversion or in exchange for a security issued for cash to the extent of the cash received) from a person that is an Affiliate of the Company prior to such receipt shall be excluded from this clause 3(B);
               plus

                    (C) the amount by which Indebtedness of the Company or any
               Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted
               Subsidiary) subsequent to the date of this Indenture of any
               Indebtedness of the Company or any Restricted Subsidiary into
               Capital Stock (other than Redeemable Stock) of the Company (less the amount of any cash or other property (other than such Capital
               Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

                    (D) to the extent that any Restricted Investment that was
               made after the date of this Indenture is sold for cash or
               otherwise liquidated or repaid for cash, the lesser of (i)

                                       48

               the cash return of capital with respect to such Restricted
               Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

                    (E) to the extent that any Unrestricted Subsidiary of the
               Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the fair market value of the
               Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an
               Unrestricted Subsidiary.

          (b) So long as no Default has occurred and is continuing or would be caused thereby (except as to clauses (1) through (4), (6), (8), (9), (10), (11)
and (13) below), the provisions of Section 4.07(a) will not prohibit:

               (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this
          Indenture;

               (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any
          Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale
          (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of the Company or a substantially concurrent capital contribution to the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

               (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor in exchange for, or with the net cash proceeds from, an incurrence of
          Permitted Refinancing Indebtedness or other Indebtedness incurred under Section 4.09(a) hereof;

               (4) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness from Net Proceeds to the extent not prohibited under Section 4.10 hereof, provided, that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

               (5) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of the Company or
          any Guarantor following a Change of Control after the Company shall have complied with the provisions under Section 4.14 hereof, including payment of the applicable Change of Control Payment;

               (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or other equity incentive agreement or plan or held by any former owners of a business acquired by the Company or former employees of the
          Company or any of its Subsidiaries and, in either case, acquired in connection with a sale of a business to the Company; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any twelve-month period plus any unutilized portion of such amount in any prior fiscal year;

                                       49

               (7) any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company to the extent the net cash proceeds thereof are received by the Company, provided, that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

               (8) the payment of the Saturn Proceeds under the Recapitalization
          Agreement;

               (9) payments required or contemplated by the terms of the
          Recapitalization Agreement and related documentation as in effect on the date of issuance of the Notes, including in respect of restricted stock awards of the Company;

               (10) the repurchase, redemption or other acquisition or
          retirement of Existing Preferred Stock or New Castle Preferred Stock;
          provided, that the aggregate amount of such payments under this clause
          (10) shall not exceed $15.0 million since the date of this Indenture;

               (11) Restricted Investments in an aggregate amount not to exceed the net cash proceeds received by the Company and its Restricted
          Subsidiaries (calculated on an after-tax basis) from the sale of common stock of TriMas owned by the Company and its Restricted
          Subsidiaries after March 30, 2003;

               (12) other Restricted Payments in an aggregate amount not to exceed $30.0 million; and

               (13) the application of the proceeds of the Notes to repurchase, redeem, or acquire the Company's 4.5% subordinated debentures due
          2003.

          The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such
Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors acting in good faith whose resolution with respect thereto shall be conclusive. Any payments hereunder shall be calculated net of amounts for which the Company or any
Restricted Subsidiary is reimbursed under the Stock Purchase Agreement.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

          (a) The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any
Restricted Subsidiary to:

               (1) pay dividends or make any other distributions on its Capital
          Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its
          Restricted Subsidiaries;

               (2) make loans or advances to the Company or any of its
          Restricted Subsidiaries; or

               (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

                                       50

          (b) However, the preceding restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

               (1) agreements governing Existing Indebtedness and Credit
          Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

               (2) this Indenture, the Notes and the Note Guarantees;

               (3) applicable law;

               (4) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property of the nature described in clause (3) of Section 4.08(a);

               (6) any agreement for the sale or other disposition of a
          Restricted Subsidiary that restricts distributions by that Restricted
          Subsidiary pending its sale or other disposition;

               (7) Permitted Refinancing Indebtedness, provided that the
          restrictions contained in the agreements governing such Permitted
          Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

               (8) Liens securing Indebtedness otherwise permitted to be
          incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

               (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

               (10) any agreement relating to any Indebtedness or Liens incurred by a Person (other than a Subsidiary of the Company that is a
          Subsidiary of the Company on the date of this Indenture or any
          Subsidiary carrying on any of the businesses of any such Subsidiary)
          prior to the date on which such Person became a Subsidiary of the
          Company and outstanding on such date and not incurred in anticipation of becoming a Subsidiary and not incurred to provide all or any portion of the funds utilized to consummate such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

               (11) any encumbrance or restriction with respect to a Foreign
          Subsidiary pursuant to an agreement relating to Indebtedness which is permitted under Section 4.09 hereof or Liens incurred by such Foreign
          Subsidiary;

                                       51

               (12) Indebtedness or other contractual requirements of a
          Receivables Subsidiary in connection with a Qualified Receivables
          Transaction, provided that such restrictions apply only to such
          Receivables Subsidiary; and

               (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

          (a) The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness
(including Acquired Debt) or issue Disqualified Stock, and the Restricted
Subsidiaries may incur Indebtedness or the Restricted Subsidiaries that are not
Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the
Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional
Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional
Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

               (1)  (a) the incurrence by the Company and any Restricted
                    Subsidiary of Indebtedness and letters of credit under the revolving facility component of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(a) (with letters of credit being deemed to have a principal amount equal to the maximum potential
                    liability of the Company and its Subsidiaries thereunder)
                    not to exceed $250.0 million; and

                    (b) the incurrence by the Company and any Restricted
                    Subsidiary of Indebtedness under the term loan components of the Credit Facilities in an aggregate principal amount at
                    any one time outstanding under this clause (1)(b) not to
                    exceed $400.0 million, less the aggregate amount of all Net
                    Proceeds of Asset Sales applied by the Company or any of the
                    Restricted Subsidiaries to repay the principal of any term
                    Indebtedness under a Credit Facility since the date of this
                    Indenture; and

                    (c) the incurrence of Indebtedness of the Company or any
                    Restricted Subsidiary under one or more receivables
                    financing facilities pursuant to which the Company or any
                    Restricted Subsidiary pledges or otherwise borrows against its Receivables in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (c) and then outstanding, does not exceed 85%
                    of the consolidated book value of the Receivables of the
                    Company and the Restricted Subsidiaries (to the extent such
                    Receivables or any other Receivables of the Company or such
                    Restricted Subsidiary, as the case may be, are not then
                    being financed pursuant to a Qualified Receivables
                    Transaction or as a basis for Indebtedness Incurred pursuant to clause (10) of this Section 4.09(b));

                                       52

               (2) the incurrence by the Company and the Restricted Subsidiaries of the Existing Indebtedness;

               (3) the incurrence by the Company and the Note Guarantors of
          Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Guarantees to be issued pursuant to the Registration
          Rights Agreement;

               (4) the incurrence by the Company or any of its Subsidiaries of
          Indebtedness represented by Capital Lease Obligations, mortgage financings, purchase money obligations or otherwise, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted
          Subsidiary ("Capital Spending") and incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, provided, that the principal amount of any Indebtedness incurred pursuant to this clause (4) (other than
          Permitted Refinancing Indebtedness) at any time during a single fiscal year shall not exceed 30% of the total Capital Spending of the Company and the Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such incurrence;

               (5) the incurrence by the Company or any of its Restricted
          Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace
          Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2),
          (3), (4), (5), (8), (9) or (17) of this Section 4.09(b);

               (6) the incurrence by the Company or any of its Restricted
          Subsidiaries of intercompany Indebtedness between or among the Company and any of the Restricted Subsidiaries; provided, however, that:

                    (a) if the Company or any Guarantor is the obligor on such
                    Indebtedness, such Indebtedness must be (i) unsecured and
                    (ii) if the obligee is neither the Company nor a Guarantor, expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes (in the case of the Company) (or the Note Guarantee, in the case of a
                    Guarantor); and

                    (b) (i) any subsequent issuance or transfer of Equity
                    Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted
                    Subsidiary of the Company and (ii) any sale or other
                    transfer of any such Indebtedness to a Person that is not
                    either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted
                    Subsidiary, as the case may be, that was not permitted by
                    this clause (6);

               (7) the incurrence by the Company or any of its Restricted
          Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging (i) interest rate risk or the impact of interest rate fluctuations on the Company or any of the Restricted Subsidiaries and
          (ii) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of the Company and the Restricted Subsidiaries'
          respective businesses and, in the case of both (i) and (ii), not for purposes of speculation;

                                       53

               (8) the guarantee by the Company or any of the Guarantors of
          Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

               (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of similar Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

               (10) Indebtedness of Foreign Subsidiaries incurred for working capital purposes if, at the time of incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all
          Indebtedness of the Foreign Subsidiaries incurred pursuant to this clause (10) and then outstanding does not exceed the amount equal to the sum of (x) 80% of the consolidated book value of the accounts receivable of the Foreign Subsidiaries and (y) 60% of the consolidated book value of the inventories of the Foreign Subsidiaries;

               (11) Indebtedness incurred in respect of (a) workers'
          compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business, (b) in respect of performance bonds or similar obligations of the Company or any of the Restricted Subsidiaries for
          or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations incurred in the ordinary course of business and not for money borrowed;

               (12) Indebtedness arising from agreements of the Company or a
          Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or
          Capital Stock of a Restricted Subsidiary, provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

               (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such
          Indebtedness is extinguished within five Business Days of incurrence;

               (14) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the
          Company or to any other Subsidiary of the Company or their assets
          (other than such Receivables Subsidiary and its assets and, as to the
          Company or any Subsidiary of the Company, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

               (15) the issuance and sale of preferred stock (a) by a Foreign
          Subsidiary in lieu of the issuance of non-voting common stock if (i)
          the laws of the jurisdiction of incorporation of such Subsidiary precludes the issuance of non-voting common stock and (ii) the preferential rights

                                       54

          afforded to the holders of such preferred stock are limited to those customarily provided for in such jurisdiction in respect of the issuance of non-voting stock, (b) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the
          Company or a Restricted Subsidiary, and (c) by a Restricted Subsidiary
          pursuant to obligations with respect to the issuance or sale of
          Preferred Stock which exist at the time such Person becomes a
          Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary;

               (16) the issuance by the Company of up to $32.0 million in aggregate principal amount of its senior subordinated notes to
          DaimlerChrysler Corporation or an affiliate thereof in connection with the acquisition of the capital stock of NC-M Chassis Systems, LLC not owned by the Company or a Restricted Subsidiary on the date of this
          Indenture, provided that (x) such senior subordinated notes shall be contractually subordinated to the Notes substantially on the terms contained in the Company's outstanding 11% Senior Subordinated Notes due 2012; and (y) such senior subordinated notes shall not amortize, mature or otherwise require any payments of principal thereon prior to the final stated maturity of the notes (other than customary change of control and asset sale provisions comparable to the 11% Senior
          Subordinated Notes due 2012); and

               (17) the incurrence by the Company or any of the Restricted
          Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness, incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
          (17), not to exceed $50.0 million.

          For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify, all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit
Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) and (2) of the definition of Permitted Debt. It is understood that Indebtedness incurred pursuant to clauses (1) and (2) of the definition of Permitted Debt may be refinanced, replaced, renewed or refunded with any other Indebtedness under clauses (1) or (2), whether or not in the form of a bank credit facility.

          For purposes of determining compliance with any U.S.
dollar-denominated restriction on the incurrence of Indebtedness, the U.S.
dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term
Indebtedness, or first committed, in the case of revolving credit Indebtedness;
provided, that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.
Notwithstanding any other provision of this covenant, the maximum amount of
Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other
Indebtedness, if incurred in a different currency from the Indebtedness being
Refinanced, shall be calculated based on the currency

                                       55

exchange rate applicable to the currencies in which such Refinancing
Indebtedness is denominated that is in effect on the date of such Refinancing.

Section 4.10 Asset Sales.

          The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, consummate an Asset Sale unless:

               (1) the Company (or the Restricted Subsidiary, as the case may
          be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

               (2) the fair market value is determined by the Company's Board of
          Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

               (3) either (a) at least 75% of the consideration received in the
          Asset Sale by the Company or such Restricted Subsidiary (other than the sale of equity securities of TriMas owned by the Company on the date of this Indenture) is in the form of cash or (b) the aggregate non-cash consideration for all Asset Sales not meeting the criteria set forth in the preceding clause (a) does not exceed a fair market value in excess of $20.0 million. For purposes of this provision, each of the following shall be deemed to be cash:

                    (A) any liabilities, as shown on the Company's or such
               Restricted Subsidiary's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than
               contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted
               Subsidiary from further liability; and

                    (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such
               transferee to the extent within 60 days, subject to ordinary settlement periods, they are converted by the Company or such
               Restricted Subsidiary into cash.

          Within 365 days after the receipt of any Net Proceeds from an Asset
Sale, the Company may apply such Net Proceeds:

               (1) to permanently repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit
          Indebtedness, to correspondingly reduce commitments with respect thereto or to reduce receivables advances and reduce commitments in respect of the Company's Receivables Facility;

               (2) to acquire assets of, or a majority of the Voting Stock of, any person owning assets used or usable in a business of the Company and the Restricted Subsidiaries; or

               (3) to make a capital expenditure.

               Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest or use the Net Proceeds in any manner that is not prohibited by this Indenture.

                                       56

               Any Net Proceeds from Asset Sales that are not applied or
invested as provided in the preceding paragraph (other than Net Proceeds from the sale of the common stock of TriMas after the date of this Indenture) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, the Company will make an Asset
Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and
Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

          The Company shall comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Sections 3.09 or 4.10 of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those provisions of this Indenture by virtue of such conflict.

Section 4.11 Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each an "Affiliate Transaction"), unless:

               (1) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Company or the relevant
          Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Restricted
          Subsidiary with an unaffiliated Person; and

               (2) the Company delivers to the Trustee:

                    (A) except when the opinion referred to in the following
               clause (b) is delivered, with respect to any Affiliate
               Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with Section
               4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of
               Directors; and

                    (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the
               Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                                       57

          (b) The following items will not be deemed to be Affiliate
Transactions and, therefore, will not be subject to the provisions of Section
4.11(a):

               (1) loans or advances to employees, indemnification agreements with and the payment of fees and indemnities to directors, officers and full-time employees of the Company and the Restricted Subsidiaries and employment, non-competition or confidentiality agreements entered into with any such person in the ordinary course of business;

               (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors or employees of the Company and the
          Restricted Subsidiaries, or approved by the Board of Directors;

               (3) transactions between or among the Company and/or its
          Restricted Subsidiaries;

               (4) transactions with a Person that is an Affiliate of the
          Company solely because the Company owns an Equity Interest in, or controls, such Person;

               (5) transactions pursuant to agreements existing on the date of this Indenture, including, without limitation, the Stock Purchase
          Agreement, the Shareholders Agreement, the TriMas Shareholders
          Agreement and the TriMas Corporate Services Agreement, and, in each case, any amendment or supplement thereto that, taken in its entirety, is no less favorable to the Company than such agreement as in effect on the date of this Indenture;

               (6) sales of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or the receipt of capital contributions by the Company;

               (7) payment of certain fees under the Advisory Agreement;

               (8) transactions (in connection with a Qualified Receivables
          Transaction) between or among the Company and/or its Restricted
          Subsidiaries or transactions between a Receivables Subsidiary and any
          Person in which the Receivables Subsidiary has an Investment;

               (9) any management, service, purchase, lease, supply or similar agreement entered into in the ordinary course of the Company's business between the Company or any Restricted Subsidiary and any
          Unrestricted Subsidiary or any Affiliate, so long as the Company determines in good faith (which determination shall be conclusive)
          that any such agreement is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an
          Affiliate; and

               (10) Restricted Payments and Permitted Investments that are permitted by Section 4.07 hereof.

Section 4.12 Liens.

          The Company shall not and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than
Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured
(x) equally and ratably with the obligations so secured as to such property or assets for so long as such obligations will be so secured and

                                       58

(y) in the event that such obligations are subordinated to the Notes, on a senior basis to such obligations as to such property or assets for so long as such obligations will be so secured.

Section 4.13 Corporate Existence.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

               (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

               (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the
          Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the
          Holders of the Notes.

Section 4.14 Offer to Repurchase Upon Change of Control.

          (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within 15 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

               (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the
          "Change of Control Payment Date");

               (3) that any Note not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the
          Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the
          Change of Control Payment Date;

               (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third
          Business Day preceding the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the

                                       59

          Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the
          Notes purchased; and

               (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          The Company shall comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.14 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.14 by virtue of such conflict.

          (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

               (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

               (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

               (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the
          Company.

          The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) Notwithstanding anything to the contrary in this Section 4.14, the
Company will not be required to make a Change of Control Offer upon a Change of
Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.14 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer. Alternatively, the Company
may assign all or part of its obligations to purchase all Notes validly tendered and not properly withdrawn under a Change of Control Offer to a third party. In the event of such an assignment, the Company shall be released from its obligations to purchase the Notes as to which the assignment relates subject to the third party purchasing such Notes. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by the Company pursuant to a
Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled, at the option of the Company. Notes purchased by a third party upon assignment will have the status of Note issued and outstanding.

Section 4.15 Anti-Layering.

                                       60

          The Company shall not incur any Indebtedness (including Permitted
Debt) that is contractually subordinated in right of payment to any other
Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms;
provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the
Company solely by virtue of being unsecured or by virtue of relative Lien priorities.

Section 4.16 Additional Note Guarantees.

          After the date of this Indenture, the Company shall cause each
Restricted Subsidiary, other than a Subsidiary which is a Note Guarantor, that becomes a Guarantor with respect to the obligations of the Company or a Domestic
Subsidiary, or a borrower, under the Credit Agreement:

               (1) to execute and deliver to the Trustee a supplemental
          indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary that is not a Guarantor shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes on a senior basis;

               (2) to execute and deliver to the Trustee an opinion of counsel
          (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such
          Restricted Subsidiary that is not a Guarantor and constitutes a legal, valid, binding and enforceable obligation of such Restricted
          Subsidiary that is not a Guarantor; and

               (3) to deliver an Officers' Certificate executed by the Company complying with Sections 12.04 and 12.05 hereof, with respect to such
          Restricted Subsidiary that is to become a Guarantor.

          Thereafter, such Restricted Subsidiary that was not a Guarantor shall be a Guarantor for all purposes of this Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Guarantee and become a
Guarantor.

          The Guarantee of a Guarantor will be released pursuant to the provisions set forth under Article 10 hereof.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a
Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and the
Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section
4.07 hereof or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an
Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted
Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a
Default.

Section 4.18 Changes in Covenants When Notes are Rated Investment Grade

          Following the first date upon which the Notes are rated both Baa3 or better by Moody's and BBB- or better by S&P (a "Rating Event") (or, if either such person ceases to rate the Notes for reasons

                                       61

outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization"
(within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement agency) (the "Rating Event Date") (and provided no Event of Default or Default shall exist on the Rating Event Date), the covenants in Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 4.17 and clause (4) of
Section 5.01 hereof will no longer be applicable to the Notes.

          At no time after a Rating Event Date will the provisions and covenants contained in this Indenture at the time of the issuance of the Notes that cease to be applicable after the Rating Event Date be reinstated.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

          The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its
Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

               (1) either:

                    (A) the Company is the surviving corporation; or

                    (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the
               United States, any state of the United States or the District of
               Columbia;

               (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this
          Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

               (3) immediately after such transaction, no Default or Event of
          Default exists; and

               (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section
          4.09(a) hereof.

          In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

                                       62

          Notwithstanding anything in this Indenture, a Restricted Subsidiary may consolidate with, merge into or convey, lease, sell, assign, transfer or otherwise dispose of all or part of its properties and assets to the Company or a Restricted Subsidiary; and the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction in the United States to realize tax or other benefits.

Section 5.02 Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

          Each of the following is an "Event of Default":

               (1) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

               (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

               (3) failure by the Company or any of its Subsidiaries to comply with the provisions of Section 4.14 or 5.01 hereof after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

               (4) failure by the Company or any of its Subsidiaries to comply with any of the other agreements in this Indenture continued for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding
          Notes;

               (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                                       63

                    (A) is caused by a failure to pay principal of such
               Indebtedness at the final maturity thereof (a "Payment Default");
               or

                    (B) results in the acceleration of such Indebtedness prior to its express maturity,

               and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

               (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any insurance proceeds available to pay such judgment), which judgments are not paid, discharged or stayed for a period of 60 days;

               (7) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

               (8) the Company or any of its Significant Subsidiaries or any
          group of Subsidiaries that, taken as a whole, would constitute a
          Significant Subsidiary pursuant to or within the meaning of Bankruptcy
          Law:

                    (A) commences a voluntary case,

                    (B) consents to the entry of an order for relief against it in an involuntary case,

                    (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                    (D) makes a general assignment for the benefit of its
               creditors, or

                    (E) generally is not paying its debts as they become due; or

               (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                    (B) appoints a custodian of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                    (C) orders the liquidation of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                                       64

               and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

          In the case of an Event of Default specified in clause (8) or (9) of
Section 6.01 hereof, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by giving notice in writing to the
Company and the Trustee specifying the respective Event of Default.

          Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the
Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default
(except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          In the event of a declaration of acceleration of the Notes because an
Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted
Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of
Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03 Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and
Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been

                                       65

cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

          Holders of a majority in principal amount of the then outstanding
Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the
Trustee in personal liability.

Section 6.06 Limitation on Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the
          Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity satisfactory to it; and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another
Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated
Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

                                       66

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the
Holders of the Notes allowed in any judicial proceedings relative to the Company
(or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the
Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the
          Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the
          Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to
Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                       67

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the
          Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

          (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

                                       68

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an
Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

          (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be deemed to have notice of any Default or
Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee,
and such notice references the Notes and this Indenture.

          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (i) The Trustee may request that the Company deliver an Officers'
Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an
Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03 Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any
Affiliate of the Company with the same rights it would have if it were not
Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

                                       69

          The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this
Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this
Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the
Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or
Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

          (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

          (b) A copy of each report at the time of its mailing to the Holders of
Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with
TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on or delisted from any stock exchange.

Section 7.07 Compensation and Indemnity.

          (a) The Company will pay to the Trustee as shall be agreed in writing between the Trustee and the Company from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          (b) The Company and the Guarantors will indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this
Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any
Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of

                                       70

the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

          (c) The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

          (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

          (e) When the Trustee incurs expenses or renders services after an
Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          (f) The Trustee will comply with the provisions of TIA Section
313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

          (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the
Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10 hereof;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any
          Bankruptcy Law;

               (3) a custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor
Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company, in the case of the Trustee, for the appointment of a successor Trustee.

                                       71

          (e) If the Trustee, after written request by any Holder who has been a
Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section
7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

          There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to
TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied

                                       72

(hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note
Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the
Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

               (1) the rights of Holders of outstanding Notes to receive
          payments in respect of the principal of, or interest or premium and
          Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

               (2) the Company's obligations with respect to such Notes under
          Article 2 and Section 4.02 hereof;

               (3) the rights, powers, trusts, duties and immunities of the
          Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

               (4) this Article 8.

          Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07,
4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 hereof and clause
(4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied
(hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant
Defeasance means that, with respect to the outstanding Notes and Note
Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this
Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5)
hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

          In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                                       73

               (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United
          States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

               (2) in the case of an election under Section 8.02 hereof, the
          Company has delivered to the Trustee an Opinion of Counsel in the
          United States reasonably acceptable to the Trustee confirming that:

                    (A) the Company has received from, or there has been
               published by, the Internal Revenue Service a ruling; or

                    (B) since the date of this Indenture, there has been a
               change in the applicable federal income tax law,

               in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding
               Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such
               Legal Defeasance had not occurred;

               (3) in the case of an election under Section 8.03 hereof, the
          Company must deliver to the Trustee an Opinion of Counsel in the
          United States reasonably acceptable to the Trustee confirming that the
          Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant
          Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

               (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the
          Company or any of its Subsidiaries is bound;

               (6) the Company must deliver to the Trustee an Officers'
          Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

               (7) the Company must deliver to the Trustee an Officers'
          Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          In the event that the Company exercises its legal defeasance option or covenant defeasance option, each of the Guarantors will be released from all of its obligations with respect to its guarantee.

                                       74

The Company may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.

Section 8.05 Deposited Money and Government Securities to be Held in Trust;
Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and non-callable Government
Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the
"Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the
Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government
Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Notwithstanding anything in this Article 8 to the contrary, the
Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under
Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant
Defeasance.

Section 8.06 Repayment to Company.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or
Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the
Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such
Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The
Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this
Indenture and the Notes and the Note Guarantees will be revived and reinstated
as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to

                                       75

apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the
Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

          Notwithstanding Section 9.02 of this Indenture, the Company, the
Guarantors and the Trustee may amend or supplement this Indenture, the Note
Guarantees or the Notes without the consent of any Holder of a Note:

               (1) to cure any ambiguity, defect or inconsistency;

               (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

               (3) to provide for the assumption of the Company's or a
          Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

               (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

               (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

               (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

               (7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

          Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company will not amend, modify or alter the Subordinated Note Indenture in any way to (i) advance the final maturity date of or shorten the Weighted Average Life to Maturity of any
Subordinated Notes or (ii) amend the provisions of Article 10 of the
Subordinated Note Indenture (which relate to subordination), except to the extent that the Company would otherwise be able to refinance or replace the
Subordinated Notes on the same basis as the amended, modified or altered form of the Subordinated Notes.

          Upon the request of the Company accompanied by a resolution of its
Board of Directors authorizing the execution of any such amended or supplemental
Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be

                                       76

therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

          Except as provided below in this Section 9.02, the Company and the
Trustee may amend or supplement this Indenture (including, without limitation,
Section 3.09, 4.10 and 4.14 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes
(including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the
Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or
Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded)
or compliance with any provision of this Indenture, the Note Guarantees or the
Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

          Upon the request of the Company accompanied by a resolution of its
Board of Directors authorizing the execution of any such amended or supplemental
Indenture, and upon the filing with the Trustee of evidence satisfactory to the
Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

          It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the
Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.
However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

               (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the principal of or change the fixed maturity of any
          Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to
          Sections 3.09, 4.10 and 4.14 hereof;

               (3) reduce the rate of or change the time for payment of
          interest, including default interest, on any Note;

                                       77

               (4) waive a Default or Event of Default in the payment of
          principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the
          Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

               (5) make any Note payable in money other than that stated in the
          Notes;

               (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated
          Damages, if any, on the Notes;

               (7) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

               (8) release any Guarantor from any of its obligations under its
          Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

               (9) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 and 4.14)

Section 9.03 Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a
Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an
Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

          The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee will be entitled

                                       78

to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an
Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this
Indenture.

                                   ARTICLE 10.
                                 NOTE GUARANTEES

Section 10.01 Guarantee.

          (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

               (1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (2) in case of any extension of time of payment or renewal of any
          Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the
Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the
Guarantors, any amount paid by either to the Trustee or such Holder, this Note
Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

          (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each
Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any

                                       79

stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent
Transfer Act or any similar federal or state law to the extent applicable to any
Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such
Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such
Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other
Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.

          To evidence its Note Guarantee set forth in Section 10.01, each
Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such
Guarantor on each Note authenticated and delivered by the Trustee and that this
Indenture will be executed on behalf of such Guarantor by one of its Officers.

          Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          If an Officer whose signature is on this Indenture or on the Note
Guarantee no longer holds that office at the time the Trustee authenticates the
Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

          In the event that the Company creates or acquires any Domestic
Subsidiary after the date of this Indenture that are guarantors or borrowers in respect of the Credit Agreement, if required by Section 4.16 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section
4.16 hereof and this Article 11, to the extent applicable.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

          Except as otherwise provided in Section 10.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

                                       80

               (1) immediately after giving effect to such transaction, no
          Default or Event of Default exists; and

               (2) either:

                    (a) subject to Section 10.05 hereof, the Person acquiring
          the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the
          Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein; and

                    (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this
          Indenture, including without limitation, Section 4.10 hereof.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note
Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor
Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note
Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note
Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the
Notes will prevent any consolidation or merger of a Guarantor with or into the
Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the
Company or another Guarantor.

Section 10.05 Releases Following Sale of Assets.

          In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any
Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such
Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers'
Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this
Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

          Any Guarantor not released from its obligations under its Note
Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                       81

                                   ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

          This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

               (1) either:

                    (a) all Notes that have been authenticated (except lost,
          stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                    (b) all Notes that have not been delivered to the Trustee
          for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

               (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

               (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

               (4) the Company has delivered irrevocable instructions to the
          Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of
Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

          Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 11.02 and Section 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

          Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company

                                       82

acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or
Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the
Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 12.02 Notices.

          Any notice or communication by the Company, any Guarantor or the
Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company and/or any Guarantor:

          Metaldyne Corporation
          47659 Halyard Drive
          Plymouth, Michigan 48170
          Telecopier No.: (734) 207-6627
          Attention: Chief Financial Officer

          With a copy to:
          Cahill Gordon & Reindel
          80 Pine Street, 17th Floor
          New York, New York 10005
          Telecopier No.: (212) 269-5420
          Attention: Jonathan Schaffzin, Esq.

          If to the Trustee:
          The Bank of New York
          101 Barclay Street
          New York, New York 10286
          Telecopier No.: (212) 896-7299
          Attention: Corporate Trust Administration

                                       83

          The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any
Person described in TIA Section 313(c), to the extent required by the TIA.
Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

          Holders may communicate pursuant to TIA Section 312(b) with other
Holders with respect to their rights under this Indenture or the Notes. The
Company, the Trustee, the Registrar and anyone else shall have the protection of
TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied;
          and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of
TIA Section 314(e) and must include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                                       84

               (2) a brief statement as to the nature and scope of the
          examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (4) a statement as to whether or not, in the opinion of such
          Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and
Stockholders.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this
Indenture the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO
CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT
TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this
Indenture.

Section 12.10 Successors.

          All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.

Section 12.11 Severability.

          In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

                                       85

          The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the
Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                       86

                                   SIGNATURES

Dated as of October 27, 2003

                                       METALDYNE CORPORATION

                                       By: /s/ Jeffrey M. Stafeil
                                           -------------------------------------
                                           Name: Jeffrey M. Stafeil
                                           Title: Executive Vice President & CFO

                                       EACH OF THE GUARANTORS LISTED ON
                                       SCHEDULE I HERETO:

                                       By: /s/ Jeffrey M. Stafeil
                                           -------------------------------------
                                           Name: Jeffrey M. Stafeil
                                           Title: Vice President

                                       THE BANK OF NEW YORK,
                                          as Trustee

                                       By: /s/ Joseph A. Lloret
                                           -------------------------------------
                                           Name: Joseph A. Lloret
                                           Title: Assistant Treasurer

                                       87

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

          The following schedule list each Guarantor under the Indenture as of the date of the Indenture:

                              ER Acquisition Corp.
                              GMTI Holding Company
                         Halyard Aviation Services, Inc.
                             MASG Disposition, Inc.
                        MASX Energy Services Group, Inc.
                       Metaldyne Accura Tool & Mold, Inc.
                              Metaldyne Company LLC
                    Metaldyne DuPage Die Casting Corporation
                             Metaldyne Europe, Inc.
                  Metaldyne Lester Precision Die Casting, Inc.
                      Metaldyne Light Metals Company, Inc.
                 Metaldyne Machining and Assembly Company, Inc.
                  Metaldyne Precision Forming-Fort Wayne, Inc.
                            Metaldyne Services, Inc.
                 Metaldyne Sintered Components of Indiana, Inc.
                       Metaldyne Sintered Components, LLC
                        Metaldyne Tubular Products, Inc.
                           Metaldyne U.S. Holding Co.
                         Precision Headed Products, Inc.
                               Punchcraft Company
                            Stahl International, Inc.
                               W.C. McCurdy & Co.
                             Windfall Products, Inc.
                        Windfall Specialty Powders, Inc.

                                       I-1

                                                                       EXHIBIT A

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                 10% [Series A] [Series B] Senior Notes due 2013

No. ___                                                              $__________

                              METALDYNE CORPORATION

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on November 1, 2013.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated: October 27, 2003

                                            METALDYNE CORPORATION

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

This is one of the Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee

By:
    -------------------------
       Authorized Signatory

--------------------------------------------------------------------------------

                                      A-1

                                 [Back of Note]
                 10% [Series A] [Series B] Senior Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the
Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

          Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               (1) INTEREST. Metaldyne Corporation, a Delaware corporation (the
          "Company"), promises to pay interest on the principal amount of this
          Note at 10% per annum from October 27, 2003 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 2(d)
          of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on November 1 and May 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an
          "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               (2) METHOD OF PAYMENT. The Company will pay interest on the Notes
          (except defaulted interest) and Liquidated Damages, if any, to the
          Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment
          Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying
          Agent. Such payment will be in such coin or currency of the United
          States of America as at the time of payment is legal tender for payment of public and private debts.

               (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York,
          the Trustee under the Indenture, will act as Paying Agent and
          Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                                      A-2

               (4) INDENTURE. The Company issued the Notes under an Indenture dated as of October 27, 2003 (the "Indenture") among the Company, the
          Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code
          Sections 77aaa-77bbbb). The Notes are subject to all such terms, and
          Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the
          Indenture shall govern and be controlling. The Initial Notes are unsecured obligations of the Company limited to $150,000,000 in aggregate principal amount, plus amounts, if any, issued to pay
          Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof. In addition, the Company shall be entitled, subject to its compliance with Section 4.09 of the Indenture, to issue Additional
          Notes.

               (5) Optional Redemption.

          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the
Company will not have the option to redeem the Notes prior to November 1, 2008.
Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year                     Percentage
----                     ----------
2008..................     105.000%
2009..................     103.333%
2010..................     101.667%
2011 and thereafter...     100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this
Paragraph 5, at any time prior to November 1, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 110% of the aggregate principal amount, plus accrued and unpaid interest and Liquidated Damages, if any to the redemption date, with the net cash proceeds of one or more Equity
Offerings; provided that (1) at least 65% in aggregate principal amount of the
Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

               (6) Mandatory Redemption.

          The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

               (7) Repurchase at Option of Holder.

                    (a) If there is a Change of Control, the Company will be
          required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and
          Liquidated Damages thereon, if any, to the date of purchase (the
          "Change of Control Payment"). Within 15 days following any

                                      A-3

          Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                    (b) If the Company or a Subsidiary consummates any Asset
          Sales (other than a sale of Equity Interests of TriMas), within five days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will commence an offer to all
          Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to
          Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu
          Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional
          Notes) and other pari passu Indebtedness tendered pursuant to an Asset
          Sale Offer is less than the Excess Proceeds, the Company (or such
          Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of
          Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the
          Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

               (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.
          Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a
          Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

               (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in
          registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.
          Also, the Company need not exchange or register the transfer of any
          Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

               (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

               (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain
          exceptions, the Indenture, the Note Guarantees or the Notes may be
          amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and
          Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note
          Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and
          Additional Notes,

                                      A-4

          if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such
          Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust
          Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the
          Indenture and/or a Note Guarantee with respect to the Notes. Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company will not amend, modify or alter the Subordinated Note Indenture in any way to
          (i) advance the final maturity date of or shorten the Weighted Average
          Life to Maturity of any Subordinated Notes or (ii) amend the provisions of Article 10 of the Subordinated Note Indenture (which relate to subordination), except to the extent that the Company would otherwise be able to refinance or replace the Subordinated Notes on the same basis as the amended, modified or altered form of the
          Subordinated Notes.

               (12) DEFAULTS AND REMEDIES. Events of Default and Remedies
          include those as set forth in Article 6 of the Indenture.

               (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its
          individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the
          Company or such Guarantor under the Notes, the Note Guarantees or the
          Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               (15) AUTHENTICATION. This Note will not be valid until
          authenticated by the manual signature of the Trustee or an authenticating agent.

               (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
          (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               (17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND
          RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to
          Holders of Notes under the Indenture, Holders of Restricted Global
          Notes and Restricted Definitive Notes will have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of
          October 27, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of
          Additional Notes, Holders of Restricted Global Notes and Restricted
          Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the
          Guarantors and the other parties thereto, relating to rights given by the Company

                                      A-5

          and the Guarantors to the purchasers of any Additional Notes
          (collectively, the "Registration Rights Agreement").

               (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the
          Company has caused CUSIP numbers to be printed on the Notes and the
          Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               (19) GOVERNING LAW. The internal law of the State of New York will govern and be used to construe the Notes without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

Metaldyne Corporation
47659 Halyard Drive
Plymouth, Michigan 48170
Attention: Chief Financial Officer

                                      A-6

                                                                       EXHIBIT A

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:
      -------------------

                                        Your Signature:
                                                        ------------------------
                                           (Sign exactly as your name appears on
                                                   the face of this Note)

Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A-1

                                                                       EXHIBIT A

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                       [_]Section 4.10     [_]Section 4.14

          If you want to elect to have only part of the Note purchased by the
Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                 $
                                  -------------

Date:
      -------------------

                                        Your Signature:
                                                        ------------------------
                                           (Sign exactly as your name appears on
                                                   the face of this Note)

                                        Tax Identification No.:
                                                                ----------------

Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A-1

                                                                       EXHIBIT A

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                     Principal Amount
                   Amount of decrease in   Amount of increase in   of this Global Note      Signature of
                      Principal Amount        Principal Amount        following such     authorized officer
                           of                       of                   decrease           of Trustee or
Date of Exchange     this Global Note         this Global Note        (or increase)           Custodian
----------------   ---------------------   ---------------------   -------------------   ------------------

* This schedule should be included only if the Note is issued in global form.

                                      A-1

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Metaldyne Corporation
47659 Halyard Drive
Plymouth, Michigan 48170

The Bank of New York
101 Barclay Street
New York, New York 10286

          Re: 10% Senior Notes due 2013

          Reference is hereby made to the Indenture, dated as of October 27,
2003 (the "Indenture"), among Metaldyne Corporation, as issuer (the "Company"), the Guarantors named on the signature pages thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex
A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST
IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer
is being effected pursuant to and in accordance with Rule 144A under the
Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the
Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a
"qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the
Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement
Legend printed on the 144A Global Note and/or the Definitive Note and in the
Indenture and the Securities Act.

          2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST
IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.
The Transfer is being effected pursuant to and in accordance with Rule 903 or
Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the
United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the
United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such
Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule
904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the
Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive
Note will be subject to the

                                       B-1

restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Definitive Note and in the Indenture
and the Securities Act.

          3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY
PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted
Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

               (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) [_] such Transfer is being effected to an Institutional
          Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or
          Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global
          Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the
          Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of
          Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the
          Private Placement Legend printed on the IAI Global Note and/or the
          Definitive Notes and in the Indenture and the Securities Act.

          4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST
IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities
Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private
Placement Legend are not required in order to maintain compliance with the
Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive
Note will no longer be subject to the restrictions on transfer enumerated in the
Private

                                       B-2

Placement Legend printed on the Restricted Global Notes, on Restricted
Definitive Notes and in the Indenture.

          (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule
904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed
Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the
Indenture.

          (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The
Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule
903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the
United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             -----------------------------------
                                                 [Insert Name of Transferor]

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Dated:
       -----------------------

                                       B-3

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

          (a) [_] a beneficial interest in the:

               (i) [_] 144A Global Note (CUSIP _________), or

               (ii) [_] Regulation S Global Note (CUSIP _________), or

               (iii) [_] IAI Global Note (CUSIP _________); or

          (b) [_] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

          (a) [_] a beneficial interest in the:

               (i) [_] 144A Global Note (CUSIP _________), or

               (ii) [_] Regulation S Global Note (CUSIP _________), or

               (iii) [_] IAI Global Note (CUSIP _________); or

               (iv) [_] Unrestricted Global Note (CUSIP _________); or

          (b) [_] a Restricted Definitive Note; or

          (c) [_] an Unrestricted Definitive Note,

          in accordance with the terms of the Indenture.

                                      B-1

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Metaldyne Corporation
47659 Halyard Drive
Plymouth, Michigan 48170

The Bank of New York
101 Barclay Street
New York, New York 10286

          Re: 10% Senior Notes due 2013

                              (CUSIP ____________)

          Reference is hereby made to the Indenture, dated as of October 27,
2003 (the "Indenture"), among Metaldyne Corporation, as issuer (the "Company"), the Guarantors named on the signature pages thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange").
In connection with the Exchange, the Owner hereby certifies that:

          1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN
A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL
INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global
Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted
Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the
Restricted Global Notes and pursuant to and in accordance with the Securities
Act, (iii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the
Owner's Exchange of a Restricted Definitive Note for

                                      C-1

a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not
required in order to maintain compliance with the Securities Act and (iv) the
Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN
RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN RESTRICTED GLOBAL NOTES

          (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted
Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the Restricted Definitive Note and in the Indenture
and the Securities Act.

          (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the
[CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such
Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed
Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the relevant Restricted Global Note and in the
Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                               [Insert Name of Transferor]

                                        By:
                                            ------------------------------------

                                      C-2

                                            Name:
                                            Title:

Dated:
       -----------------------

                                      C-3

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Metaldyne Corporation
47659 Halyard Drive
Plymouth, Michigan 48170

The Bank of New York
101 Barclay Street
New York, New York 10286

          Re: 10% Senior Notes due 2013

          Reference is hereby made to the Indenture, dated as of October 27,
2003 (the "Indenture"), among Metaldyne Corporation, as issuer (the "Company"), the guarantors named on the signature pages thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a) [_] a beneficial interest in a Global Note, or

          (b) [_] a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of
1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an
Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the
United States in accordance with Rule 904 of Regulation S under the Securities
Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                                      D-1

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the
Company such certifications, legal opinions and other information as you and the
Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ----------------------------------------
                                          [Insert Name of Accredited Investor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
       -----------------------

                                      D-2

                                                                       EXHIBIT E

                         FORM OF NOTATION OF GUARANTEE

          For value received, each Guarantor (which term includes any successor
Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 27, 2003 (the "Indenture") among
Metaldyne Corporation, (the "Company"), the Guarantors listed on Schedule I thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the
Holders or the Trustee all in accordance with the terms of the Indenture and (b)
in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note
Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the
Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                        EACH OF THE GUARANTORS LISTED ON
                                        SCHEDULE I HERETO:

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      E-1

                                   SCHEDULE I

                              ER Acquisition Corp.
                              GMTI Holding Company
                         Halyard Aviation Services, Inc.
                             MASG Disposition, Inc.
                        MASX Energy Services Group, Inc.
                       Metaldyne Accura Tool & Mold, Inc.
                              Metaldyne Company LLC
                    Metaldyne DuPage Die Casting Corporation
                             Metaldyne Europe, Inc.
                  Metaldyne Lester Precision Die Casting, Inc.
                      Metaldyne Light Metals Company, Inc.
                 Metaldyne Machining and Assembly Company, Inc.
                  Metaldyne Precision Forming-Fort Wayne, Inc.
                            Metaldyne Services, Inc.
                 Metaldyne Sintered Components of Indiana, Inc.
                       Metaldyne Sintered Components, LLC
                        Metaldyne Tubular Products, Inc.
                           Metaldyne U.S. Holding Co.
                         Precision Headed Products, Inc.
                               Punchcraft Company
                            Stahl International, Inc.
                               W.C. McCurdy & Co.
                             Windfall Products, Inc.
                        Windfall Specialty Powders, Inc.

                                      E-2

                                                                       EXHIBIT F

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Metaldyne Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other
Guarantors (as defined in the Indenture referred to herein) and The Bank of New
York, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the
Trustee an Indenture (the "Indenture"), dated as of October 27, 2003 providing for the issuance of an aggregate principal amount of up to $150,000,000 of 10%
Senior Notes due 2013 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                    (a) Along with all Guarantors named in the Indenture, to
               jointly and severally Guarantee to each Holder of a Note
               authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the
               Company hereunder or thereunder, that:

                    (i) the principal of, and premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or
               otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the
               Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                    (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated
               maturity, by acceleration or otherwise. Failing payment when due of any amount so

                                      F-1

               guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                    (b) The obligations hereunder shall be unconditional,
               irrespective of the validity, regularity or enforceability of the
               Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                    (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                    (d) This Note Guarantee shall not be discharged except by
               complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                    (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note
               Guarantee, to the extent theretofore discharged, shall be
               reinstated in full force and effect.

                    (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                    (g) As between the Guarantors, on the one hand, and the
               Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note
               Guarantee, notwithstanding any stay, injunction or other
               prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
               Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the
               Guarantors for the purpose of this Note Guarantee.

                    (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note
               Guarantee.

                    (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the
               Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such
               Guarantor under this Note Guarantee will not constitute a
               fraudulent transfer or conveyance.

                                      F-2

          3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                    (a) The Guaranteeing Subsidiary may not sell or otherwise
               dispose of all substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

                    (i) immediately after giving effect to such transaction, no
               Default or Event of Default exists; and

                    (ii) either (A) subject to Sections 11.05 and 11.06 of the
               Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such
               consolidation or merger unconditionally assumes all the
               obligations of that Guarantor, pursuant to a supplemental
               indenture in form and substance reasonably satisfactory to the
               Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without
               limitation, Section 4.10 thereof.

                    (b) In case of any such consolidation, merger, sale or
               conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note
               Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the
               Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                    (c) Except as set forth in Articles 4 and 5 and Section
               10.05 of the Indenture, and notwithstanding clauses (a) and (b)
               above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          5. RELEASES.

                    (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other
               disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the
               Company, then such Guarantor (in the event of a sale or other disposition, by way of

                                       F-3

               merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and
               relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the
               Indenture, including without limitation Section 4.10 of the
               Indenture. Upon delivery by the Company to the Trustee of an
               Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                    (b) Any Guarantor not released from its obligations under
               its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other
               obligations of any Guarantor under the Indenture as provided in
               Article 11 of the Indenture.

          6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing
Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the
Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the
Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK
SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT
GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT
THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                                      F-4

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

          Dated: _______________, 20___

                                        [GUARANTEEING SUBSIDIARY]

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        Metaldyne Corporation

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        EXISTING GUARANTORS LISTED ON
                                        SCHEDULE I HERETO:

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        THE BANK OF NEW YORK,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                      F-5

                                   SCHEDULE I

                              ER Acquisition Corp.
                              GMTI Holding Company
                         Halyard Aviation Services, Inc.
                             MASG Disposition, Inc.
                        MASX Energy Services Group, Inc.
                       Metaldyne Accura Tool & Mold, Inc.
                              Metaldyne Company LLC
                    Metaldyne DuPage Die Casting Corporation
                             Metaldyne Europe, Inc.
                        Metaldyne European Holdings Inc.
                  Metaldyne Lester Precision Die Casting, Inc.
                      Metaldyne Light Metals Company, Inc.
                 Metaldyne Machining and Assembly Company, Inc.
                  Metaldyne Precision Forming-Fort Wayne, Inc.
                            Metaldyne Services, Inc.
                 Metaldyne Sintered Components of Indiana, Inc.
                       Metaldyne Sintered Components, LLC
                        Metaldyne Tubular Products, Inc.
                           Metaldyne U.S. Holding Co.
                         Precision Headed Products, Inc.
                               Punchcraft Company
                            Stahl International, Inc.
                               W.C. McCurdy & Co.
                             Windfall Products, Inc.
                        Windfall Specialty Powders, Inc.

                                      F-6